Exhibit 32.1
CERTIFICATION
Pursuant to Section 906 of the Sarbanes Oxley Act of 2002
          The certification set forth below is being submitted in connection with the quarterly report of Santander BanCorp on Form 10-Q for the period ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
          José Ramón González, the Chief Executive Officer, Carlos García, the Chief Operating Officer and María Calero, the Chief Accounting Officer of Santander BanCorp, each certifies that, to the best of their knowledge:
1.	the Report fully complies with the requirements of Section 13(a) or 15 (d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Santander BanCorp.

Date: August 8, 2005	By: /s/ José Ramón González
President and Chief Executive Officer

Date: August 8, 2005	By: /s/ Carlos M. García
Senior Executive Vice President and Chief Operating Officer

Date: August 8, 2005	By:/s/ María Calero
Executive Vice President and Chief Accounting Officer